Exhibit 99.1

STOCK PURCHASE AGREEMENT

Agreement entered into on April 13, 2009, by and between Boyd V. Applegate (the "Seller"), and Jose F. Garcia (the "Buyer"). The Buyer and the Seller are referred to collectively herein as the "Parties."

This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, 16,625,000 shares of the Common Stock (“Stock”) of Porfavor Corp. (“Company”),a Nevada company, for $ 70,000 in cash.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants contained, the Parties agree as follows:

1.

Purchase and Sale. Subject to the terms and conditions hereof the Buyer hereby irrevocably agrees to purchase and the Seller agrees to sell 16,625,000 shares of the Common Stock (“Stock”) of Porfavor Corp.(“Company”), a Nevada company, for $ 70,000 in cash.

2.

Representations and Warranties of the Seller. The Seller hereby represents and warrants that the Stock is free of all claims, liens and encumbrances.

3.

Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to and covenants with the Seller and to each officer, director, principal, controlling person, employee and agent of the Seller that:

(a)

The Buyer has adequate means of providing for the Buyer’s current needs and possible personal contingencies, and the Buyer has no need now, and anticipates no need in the foreseeable future, to sell the Stock which the Buyer hereby purchases. The Buyer is able to bear the economic risks of this investment, and consequently, without limiting the generality of the foregoing, the Buyer is able to hold the Buyer’s Stock for an indefinite period of time and has a sufficient net worth to sustain a loss of the Buyer’s entire investment in the Stock in the event such loss should occur.

(b)

The Buyer meets either of the two requirements set forth below:

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(i)

 The Buyer is an accredited investor under the requirements of Rule 501 of Regulation D under the Securities Act of 1933 (the “1933 Act”); or

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(ii)

The Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Stock.

(c)

The Buyer recognizes that the Buyer's investment in the Stock involves a high degree of risk, which may result in the loss of the total amount of the Buyer’s investment. The Buyer acknowledges that the Buyer has carefully considered all risks incident to the purchase of the Stock through his due diligence on the Company and that the Buyer has been advised and is fully aware that the business of the Company is highly speculative and involves a high degree of risk.

(d)

The Buyer is acquiring the Stock for the Buyer’s own account (as principal) and not with a view towards distribution.

(e)

The Buyer has received and read a copy of the relevant corporate documents of the Company, has had the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in such documents and to evaluate the merits and risks of the investment, and has been given the opportunity to meet with officials of the Company and to have said officials answer any questions regarding the information provided to Buyer and the terms and conditions of this particular investment, and all such questions have been answered to the Buyer’s full satisfaction. In reaching the conclusion that the Buyer desires to acquire the Stock, the Buyer has carefully evaluated the Buyer’s financial resources and investments and acknowledges that the Buyer is able to bear the economic risks of this investment.

(f)

The Buyer has received no representations or warranties of any kind from the Seller, its affiliates or their employees or agents to induce Buyer to purchase the Stock. In making the Buyer’s decision to subscribe for the Stock, the Buyer has relied solely upon the Buyer’s review of such documents and independent investigations made by him.

(g)

The information contained on the signature page hereof is true and correct.

(h)

The Buyer will provide to the Seller such information as may be reasonably requested by the Seller to enable it to satisfy itself as to the knowledge and experience of the Buyer and the Buyer’s ability to bear the economic risk of an investment in the Stock.

4.

Indemnification. The Buyer acknowledges that he understands the meaning and legal consequences of the representations, warranties and covenants set forth in this Stock Purchase Agreement, and that the Seller has relied and will rely upon such representations, warranties, covenants and certifications, and the Buyer hereby agrees to indemnify and hold harmless the Seller and its respective officers, directors, principals, controlling persons, employees and agents, from and against any and all loss, damage or liability, joint or several, and any action in respect thereof, to which any such person may become subject due to or arising out of a breach of any such representation, warranty or covenant or the inaccuracy of such certifications. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment, or agreement made herein by the Buyer shall in any manner be deemed to constitute a waiver of any rights granted to him under federal or state securities laws. All representations, warranties, covenants and certifications contained in this Stock Purchase Agreement and indemnification contained in this Section 4 shall survive the closing of the transaction as contemplated by this Agreement.

5.

Survival. All representations, warranties, covenants and certifications contained in this Stock Purchase Agreement, and the indemnification contained in Section 4 hereof shall survive the closing of the transaction contemplated by this Agreement. The Buyer acknowledges and agrees that this Stock Purchase Agreement shall survive (a) changes which are not material in the transactions, documents and instruments provided to him by the Seller and the Company, and (b) the death or disability of the Buyer.

6.

Assignment. This Agreement is not assignable by the Buyer without prior written consent of the Seller. Any attempted assignment without such consent shall be void.

7.

Termination. Except as set forth in the following sentence, this Agreement may not be canceled, terminated or revoked by the Buyer.

8.

Closing. The closing of the transaction contemplated hereby shall take place in Las Vegas, NV on or before January 1, 2010.

9.

Notices. All notices and other communication hereunder shall be delivered or mailed to the Buyer at the Buyer’s address listed on the signature page hereof, or to the Seller at the address set forth at the signature page hereof, or to such other address of either party furnished by notice given in accordance with this paragraph.

10.

Governing Law. This Stock Purchase Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Nevada. Any and all disputes and controversies of every kind and nature between the parties hereto arising out of or relating to this Agreement relating to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination thereof shall be subject to an arbitration mutually agreeable to the parties or, in the absence of such mutual agreement, then subject to arbitration in accordance with the rules of the American Arbitration Association. It is the intent of the parties hereto and the purpose of this provision to make the submission to arbitration of any dispute or controversy arising thereunder an express condition precedent to any legal or equitable action or proceeding of any nature whatsoever.

IN WITNESS WHEREOF, the Buyer and the Seller have executed this Agreement as of the 13th day of April, 2009.

/s/ Boyd V. Applegate

Boyd V. Applegate

Seller:

/s/ Jose F. Garcia

Jose F. Garcia

Buyer:

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